EXHIBIT 10(b)


                             GRANTOR TRUST AGREEMENT
                             DATED AS OF JUNE 1,1996
                                     BETWEEN
                       BALTIMORE GAS AND ELECTRIC COMPANY
                                       AND
                           T. ROWE PRICE TRUST COMPANY



     This Agreement made this 5th day of June, 1996, by and between Baltimore Gas and Electric Company, a Maryland Corporation, or its successor ("BGE") and
T. Rowe Price Trust Company ("Trustee");

                                WITNESSETH THAT:

     WHEREAS,   BGE  has  adopted  the  Baltimore   Gas  and  Electric   Company
Nonqualified Deferred Compensation Plan ("Plan"); and

     WHEREAS, BGE has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

     WHEREAS, BGE wishes to establish a trust ("Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of BGE's creditors in the event of BGE's Insolvency, as defined in Section 3(a) hereof, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

     WHEREAS, it is the intention of BGE to make contributions to the Trust to provide a source of funds to assist it in the meeting of its liabilities under the Plan;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1.     Establishment of Trust.
                    -----------------------

     (a) BGE hereby establishes with Trustee the Trust consisting of such sums of cash (the "principal") as from time to time shall be paid to Trustee to be held, administered, and disposed of by Trustee as provided in this Trust Agreement. The principal of the Trust and any earnings thereon (the "Trust assets") shall be held by Trustee and shall be dealt with in accordance with the provisions of this Trust Agreement until all payments required by this Trust Agreement have been made.

     (b)  The Trust hereby established shall be irrevocable.

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

     (c) The Trust is intended to be a grantor trust, of which BGE is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The Trust assets shall be held separate and apart from other funds of BGE and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any Trust assets. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against BGE. Any Trust assets will be subject to the claims of BGE's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) By June 5, 1996, BGE shall irrevocably contribute cash to the Trust in an amount equal to the aggregate Plan Accounts as of June 4, 1996. Trustee shall have no obligation to compel such contribution.

     (f) As soon as practicable, but no later than the last business day, which for purposes of this Trust Agreement shall be defined as any day the New York Stock Exchange is open for business ("Business Day"), of the month following the month in which a payment of compensation subject to a deferral election under the Plan would otherwise have been paid, BGE shall be required to irrevocably contribute cash to the Trust in an amount equal to such Deferred Compensation, plus any Matching Contributions related thereto, to the extent the Plan requires such funding. Trustee shall have no obligation to compute or compel such contribution(s).

     (g) The Board of Directors of BGE may at anytime by resolution amend the contribution requirements of Section 1(f) hereof such that BGE will not be required to make additional contributions of cash to the Trust or will be required to make only a stated percentage of the contributions otherwise required under Section 1(f) hereof. If Section 1(f) is so amended, contributions of cash to the Trust over and above the amounts required under Section 1(f) if amended, will be in the sole discretion of BGE pursuant to Section 1(h) hereof. Trustee shall have no obligation to compute or compel such contribution(s).

     (h) BGE, in its sole discretion, may at any time or from time to time, make additional deposits of cash in trust with Trustee to augment the Trust assets to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right or obligation to compel such additional deposits.

     Section  2.      Payments  to  Plan Participants  and  Their Beneficiaries.
                      ----------------------------------------------------------

     (a) BGE shall deliver or cause to be delivered to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (or his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. If so instructed by BGE, the Trustee shall withhold federal and state taxes from each payment under this

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

agreement at the rate(s) designated by BGE and shall report and pay such amounts to the appropriate federal and state taxing authorities.

     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by BGE or such party as it shall designate under the Plan and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan. Trustee shall have no right or duty to inquire into BGE's decisions with respect to entitlement to benefits.

     (c) BGE may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. BGE shall notify Trustee in writing of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. BGE shall provide to the Trustee documentation substantiating that such payments were made under the terms of the Plan. If such documentation is not provided, Trustee shall make such payments in accordance with the Payment Schedule directly to Plan participants and their beneficiaries. In addition, if the Trust assets are not sufficient to make such payments of benefits in accordance with the terms of the Plan, BGE shall make the balance of each such payment as it falls due. Trustee shall notify BGE where Trust assets are not sufficient to make benefit payments; however, Trustee shall have no duty to require any contributions to be made, or to determine that any of the contributions received comply with the conditions and limitations of the Plan.

     (d) In the event there is a final judicial determination or a final determination by the Internal Revenue Service that the Plan participants or their beneficiaries are subject to any tax with respect to any amounts held under the terms of the Trust, then Trustee solely at the direction of BGE shall make payments from the Trust to such Plan participants or their beneficiaries in such amounts as set forth in such final determination for the purpose of paying all applicable taxes and interest and any penalties thereon which such Plan participants or their beneficiaries incur arising out of such determination. BGE's decision as to whether a final determination has occurred shall be binding and conclusive on all Plan participants and their beneficiaries.

     Section  3.     Trustee Responsibility Regarding Payments to Trust
                     ---------------------------------------------------
                     Beneficiary When BGE is Insolvent.
                     ----------------------------------

     (a) Upon receipt of notification issued in accordance with Section 3(b)(1) hereof, Trustee shall cease payment of benefits to Plan participants and their beneficiaries if BGE is Insolvent. BGE shall be considered "Insolvent" for purposes of this Trust Agreement if (1) BGE makes a voluntary filing under the United States Bankruptcy Code, or (2) BGE is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) At all times  during the  continuance  of this  Trust,  as  provided in
Section 1(d) hereof, the Trust assets shall be subject to claims of general creditors of BGE under federal and state law as set forth below.

          (1) The Board of Directors of BGE and the Chief Executive Officer of BGE shall have the duty to inform Trustee in writing of BGE's Insolvency. When so informed or when the Trustee is in receipt of a copy of a bankruptcy petition relating to BGE or a court order determining BGE to be Insolvent, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

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

          (2) Unless Trustee has received written notification in accordance with Section 3(b)(1) of this Trust Agreement, Trustee may in all events rely on such evidence concerning BGE's solvency as may be furnished by BGE to Trustee.

          (3) If at any time Trustee has received written notification in accordance with Section 3(b)(1), Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the Trust assets for the benefit of BGE's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of BGE with respect to benefits due under the Plan or otherwise.

          (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has received a copy of a court order determining BGE to be no longer Insolvent or evidencing that such bankruptcy proceeding is dismissed in connection with any notification made in accordance with Section 3(b)(1).

     (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by BGE in lieu of the payments provided for hereunder during any period of discontinuance.

     Section 4.     Payments to BGE.
                    ----------------

     (a) Except as provided in Section 3 and Section 4(b) hereof, BGE shall have no right or power to direct Trustee to return to BGE or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan and of this Trust Agreement.

     (b) In the event (1) BGE makes payment of benefits directly to Plan participants or their beneficiaries in accordance with Section 2(c) hereof, or
(2) if for any other reason Trust assets exceed the market value of the aggregate balances of Plan participant accounts, then BGE may in its sole discretion, direct Trustee in writing to distribute the amount of such payment or excess, in whole or in part, to BGE provided such distribution does not contravene any provision of law.

     (c) Notwithstanding Section 4(b)(2) hereof, BGE may not direct Trustee to distribute such excess Trust assets for 2 years from the date a Change of Control is deemed to occur under Section 13(e) hereof except to reimburse BGE for any payment it makes directly to participants in accordance with Section 2(c) hereof.

     Section 5.     Investment Authority.
                    ---------------------

     (a) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by BGE, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised solely upon the direction of BGE by Trustee or the person designated by Trustee and shall in no event be exercisable by or rest with Plan participants and their beneficiaries.

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

     (b) Trustee shall invest and reinvest the Trust assets and keep the Trust invested, without distinction between principal and income, in such investments as directed in writing by BGE or its designee, which instruction may be modified from time to time by BGE or its designee. Trustee shall have no duty to question any action or direction of BGE or its designee or any failure to give directions, or to make any suggestion to BGE as to the investment, reinvestment, disposition or distribution of, such assets.

     (c) BGE shall have the right, at any time, and from time to time in its sole discretion, and with Trustee's approval, to substitute assets of equal fair market value for any asset held by the Trust.

     Section 6.     Disposition of Income.
                    ----------------------

          During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested, until otherwise required for disbursement under the terms of this Trust Agreement.

     Section 7.     Accounting by Trustee.
                    ----------------------

     (a) Trustee shall keep accurate, and detailed records of all investments, receipts, disbursements and all other transactions required to be made, including such specific records as shall be agreed upon in writing between BGE and Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of Trustee, Trustee shall deliver to BGE a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivables being shown separately), and showing all cash, cost and market value of all securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     (b) BGE shall prepare and file such tax returns and other reports as may be required for the Trust, with any taxing authority or any other government authority except for IRS Form 1041 which shall be prepared and filed by the Trustee.

     Section 8.     Responsibility of Trustee.
                    --------------------------

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability, cost or expense to any person, for any action taken pursuant to a direction, request or approval given by BGE which is contemplated by, and in conformity with, this Trust Agreement and is given in writing by BGE. Trustee shall also be reimbursed by BGE for reasonable expenses or fees incurred in connection with governmental or regulatory inquiries related to this Trust.

     (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, unless such litigation results in a determination that Trustee breached its duties undertaken pursuant to this Trust Agreement, BGE agrees to indemnify Trustee against Trustee's reasonable costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily

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

liable for such payments. If BGE does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

     (c) Trustee may consult with legal counsel (who may also be counsel for BGE generally) with respect to any of its duties or obligations hereunder. In the event that Trustee anticipates charging legal fees to the Trust, Trustee must obtain BGE's prior written consent for such legal counsel, which consent will not be unreasonably withheld.

     (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder. In the event that Trustee anticipates charging fees for such services to the Trust, Trustee must obtain BGE's prior written consent for such legal counsel, which consent will not be unreasonably withheld.

     (e) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 9.     Compensation and Expenses of Trustee.
                    -------------------------------------

          BGE shall pay all reasonable administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

     Section 10.    Resignation and Removal of Trustee.
                    -----------------------------------

     (a) Trustee may resign at any time by written notice to BGE, which shall be effective 30 days after receipt of such notice unless BGE and Trustee agree otherwise.

     (b) Except as provided in Section 10(c), Trustee may be removed by BGE on 30 days written notice unless BGE and Trustee agree otherwise.

     (c) Upon written notification by BGE that a Change of Control, as defined in Section 13(e) hereof has occurred, Trustee may not be removed by BGE for 2 years from the date a Change of Control is deemed to occur under Section 13(e) hereof.

     (d) If Trustee resigns within 2 years after a Change of Control, as defined herein, BGE shall apply to a court of competent jurisdiction for the appointment of successor Trustee or for instructions.

     (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all Trust assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed at the later of (1) 30 days after receipt of notice of resignation or removal of Trustee or (2) appointment of successor Trustee.

     (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment

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

of a successor or for instructions. All reasonable expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     Section 11.    Appointment of Successor.
                    -------------------------

     (a) If Trustee  resigns or is removed in  accordance  with Section 10(a) or
(b) hereof, BGE may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the successor Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by BGE or the successor Trustee (in which case former Trustee shall have received a copy of successor Trustee's acceptance) to evidence the transfer of the Trust assets.

     (b) If Trustee resigns pursuant to the provisions of Section 10(d) hereof, the appointment of a successor Trustee shall be effective when accepted in writing by the successor Trustee. The successor Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer of the Trust assets.

     (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and BGE shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

     (d) In the event of such removal or resignation, Trustee shall duly file with BGE a written account as provided in Section 7(a) hereof.

     Section 12.    Amendment or Termination.
                    -------------------------

     (a) Except as provided in Section 12(d), this Trust Agreement may be amended by a written instrument executed by Trustee and BGE. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

     (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan or have received payment of all benefits to which they are entitled under the terms of this Trust Agreement. Upon termination of the Trust any assets remaining in the Trust shall be returned to BGE.

     (c) Upon written approval of all Plan participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan and this Trust Agreement, BGE may terminate this Trust prior to the time all benefit payments under the Plan and this Trust Agreement have been made. All Trust assets at termination shall be returned to BGE.

     (d) This Trust Agreement may not be amended by BGE for 2 years following a Change of Control, unless BGE determines that such amendment does not adversely affect the rights of the Plan participants and their beneficiaries entitled to payment of benefits pursuant to terms of the Plan on the date a Change of Control is deemed to occur.

     Section 13.    Miscellaneous.
     -----------------------------

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void. The Trust shall be in no manner liable for or subject to the debts or liabilities of any participant.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Maryland and applicable federal law.

     (d) All words beginning with an initial capital letter and not otherwise defined herein shall have the meaning set forth in the Plan. All singular terms defined in this Trust will include the plural and vice versa.

     (e) For a Change of Control to be effective with respect to this Trust Agreement, BGE must issue written notification of Change of Control to Trustee. Trustee has no obligation to make any independent determination or verification that a Change of Control has occurred. For purposes of this Trust Agreement, Change of Control shall mean (a) the purchase or acquisition by any person, entity or group of persons (within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or any comparable successor provisions) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either the outstanding shares of common stock of BGE or the combined voting power of BGE's then outstanding shares of voting securities entitled to a vote generally, or
(b) the approval by the stockholders of BGE of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of BGE immediately prior to such reorganization, merger, or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity's then outstanding securities, or (c) a liquidation or dissolution of BGE or the sale of substantially all of its assets, or (d) a change of more than one-half of the members of the Board of Directors of BGE within a 90-day period for reasons other than death, disability, or retirement of such members.

     (f) BGE shall certify to Trustee the name or names of any person or persons authorized to act for BGE under this Trust Agreement. Such certification shall be signed by a Vice President of BGE. Until BGE notifies Trustee, in a similarly signed notice or certification, that any such person is no longer authorized to act for BGE, Trustee may continue to rely upon the authority of such person.

     Trustee may rely upon any certificate, schedule, notice or direction of BGE which Trustee in good faith believes to be genuine, executed and delivered by a duly authorized officer or agent of BGE.

     Communications to Trustee shall be sent in writing to Trustee at the address specified in Section 13(h) hereof or to such other address as the Trustee may specify in writing. No communication shall be binding upon the Trust or Trustee until it is received by Trustee and unless it is in writing and signed by an authorized person.

     Communications to BGE shall be sent in writing to BGE's principal offices at the address specified in Section 13(h) hereof or to such other address as BGE may specify in writing. No communication shall be binding upon BGE until it is received by BGE and unless it is in writing and signed by Trustee.

     (g) In the event of any conflict between the provisions of the Plan document and this Trust Agreement, the provisions of this Trust Agreement shall prevail. This Trust Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto.

     (h) Any notice, report, demand, waiver or communication required or permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed as follows:

     If to BGE:

     Baltimore Gas and Electric Company
     39 W. Lexington Street
     16th Floor
     Baltimore, Maryland, 21201

     Attention:
     Paul J. Moeller
     Director, Compensation

     If to Trustee:

     T. Rowe Price Trust Company
     100 East Pratt Street
     Baltimore, MD 21202
     Attention: BGE Client Manager

     If to a participant or beneficiary:

     To the address shown on the most recent Payment Schedule provided by BGE to Trustee.

     (i) In the event of insufficiency of Trust assets and to the extent BGE does not make payments directly to Plan participants or their beneficiaries, as provided in Section 2(c) hereof, or if BGE as provided in Section 1(f) hereof fails to contribute cash to the Trust to restore such insufficiency, such insufficiency shall be allocated by the recordkeeper among all Plan Accounts subject to funding on a proportionate basis according to the market value of the Plan Account subject to funding. Trustee shall have no obligation to determine or calculate such insufficiency, the amount of timing of any additional funding or the allocation of any insufficiency among Plan Accounts.

     Section 14.    Effective Date.
                    ---------------

     The effective date of this Trust Agreement shall be June 5, 1996.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed by their respective officers thereunto duly authorized as of the Effective Date indicated above.


WITNESS:                                            T. ROWE PRICE TRUST COMPANY



/s/  Mary Ann Baumer                              By:  /s/  P. A. McCauley, V.P.
- --------------------                              ------------------------------
(Seal)
                                                  Name:
                                                  Title:


WITNESS:                                     BALTIMORE GAS AND ELECTRIC COMPANY



/s/    Jeanette  D.  Owings                           By:  /s/   Jon  M.  Files
- ---------------------------                           -------------------------
(Seal)
                                                  Name:     Jon M. Files
                                                  Title:    Vice President,
                                                            Management Services

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